AMENDMENT NO. 1 TO THE
ASSUMPTION AND INDEMNITY REINSURANCE AGREEMENT

Section 2.04 is replaced and amended as follows:

Section 2.04 Direct Obligations. When the Reinsurer assumes the Policies, with respect to coverage under the Policies on or after the Effective Date, (i) the Reinsurer shall be the successor to the Company under the Policies as if the Policies were direct obligations originally issued by the Reinsurer and the Reinsurer shall be responsible for the performance of all Policy Liabilities due under the Policies in accordance with their terms, (ii) the Reinsurer shall be substituted in the place and stead of the Company, and each Covered Person under any such Policy shall disregard the Company as a party thereto and treat the Reinsurer as if it had been originally obligated thereunder except as otherwise provided herein, (iii) the Company shall be released of all Policy Liabilities with respect to such Policies, (iv) the Covered Persons under the Policies shall have the right to file claims arising under such Policies directly with the Reinsurer and shall have a direct right of action for indemnification, benefits and services under the Policies against the Reinsurer, and the Reinsurer hereby consents to be subject to any such direct action taken by any such Covered Person, and (v) any indemnity reinsurance of the Policies and related liabilities thereunder pursuant hereto by the Reinsurer shall cease and instead be replaced by such assumption, provided, however, Reinsurer shall not proceed with the assumption of any policy that is subject to the indemnity reinsurance agreements with Optimum Re as identified in Exhibit "B" (the "Treaties"), until such time as Optimum Re consents to assumption as required by the Treaties.

Executed as of today, December 7, 2018.

AMERICAN LIFE & SECURITY CORP.

By: [signature]
Name: A. MICHAEL SALEM
Title: CHAIRMAN

UNIFIED LIFE INSURANCE COMPANY

By: [signature]
Name: Kevin Dell
Title: President